Exhibit 99.4

EXECUTION VERSION

TERMINATION AGREEMENT

(Amended and Restated Agreement Relating to Stock)

THIS TERMINATION AGREEMENT (this “Agreement”), dated as of February 14, 2012, is made by and among each of Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, not individually, but solely in their capacity as trustees of the trusts listed on Schedule A-1 attached hereto; CIBC Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts listed on Schedule A-2 attached hereto; Marshall E. Eisenberg, not individually, but solely in his capacity as trustee of the trusts listed on Schedule A-3 attached hereto; John A. Miller, not individually, but solely in his capacity as trustee of the trusts listed on Schedule A-4 attached hereto; John Kevin Poorman, not individually, but solely in his capacity as trustee of the trusts listed on Schedule A-5 attached hereto; Horton Trust Company, LLC, not individually, but solely in its capacity as trustee of the trusts listed on Schedule A-6 attached hereto; Gigi Pritzker Pucker and Edward W. Rabin, not individually, but solely in their capacity as trustees of the trusts listed on Schedule A-7 attached hereto and each of the parties listed on Schedule B attached hereto and Schedule C attached hereto. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement Relating to Stock (as defined below).

R E C I T A L S

WHEREAS, the undersigned are parties to the Amended and Restated Agreement Relating to Stock, dated as of October 26, 2009, by and among the Stockholders (the “Agreement Relating to Stock”); and

WHEREAS, the undersigned desire to terminate the Agreement Relating to Stock.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination. Effective upon the full execution and delivery of this Agreement, the Agreement Relating to Stock shall be terminated. Notwithstanding the foregoing, Sections 4 through 19 of the Agreement Relating to Stock shall survive the termination thereof.

2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.

3. Counterparts; Effectiveness. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of signature page of this Agreement by facsimile or other electronic image scan shall be effective delivery of a manually executed counterpart of this Agreement.

4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

5. No Trustee Liability. When this Agreement is executed by a trustee of a trust, such execution is by the trustee, not individually, but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing contained in this Agreement shall be construed as imposing any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, whether express or implied, contained herein, all such personal liability, if any, having been expressly waived by the parties by their execution hereof. Any liability of a trust hereunder shall not be a personal liability of any trustee, grantor or beneficiary thereof, and any recourse against a trustee shall be solely against the assets of the pertinent trust.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Termination Agreement effective as of the date first above written.

TRUSTS:

The Trusts identified on Schedule A-1, attached hereto

By:	/s/ Thomas J. Pritzker
Thomas J. Pritkzer, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedule A-1

By:	/s/ Marshall E. Eisenberg
Marshall E. Eisenberg, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedule A-1

By:	/s/ Karl J. Breyer
Karl J. Breyer, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedule A-1

[SIGNATURE PAGE TO TERMINATION AGREEMENT

OF AMENDED AND RESTATED AGREEMENT RELATING TO STOCK]

The Trusts identified on Schedule A-2, attached hereto

By:	CIBC Trust Company (Bahamas) Limited, solely as trustee of each of those separate and distinct trusts listed on Schedule A-2

/s/ Michelle M. Gibson
Authorized Signatory

/s/ Carlis E. Chisholm
Authorized Signatory

[SIGNATURE PAGE TO TERMINATION AGREEMENT

OF AMENDED AND RESTATED AGREEMENT RELATING TO STOCK]

The Trusts identified on Schedule A-3, attached hereto

By:	/s/ Marshall E. Eisenberg
Marshall E. Eisenberg, not individually, but solely as trustee of each of those separate and distinct trusts listed on Schedule A-3

[SIGNATURE PAGE TO TERMINATION AGREEMENT

OF AMENDED AND RESTATED AGREEMENT RELATING TO STOCK]

The Trusts identified on Schedule A-4, attached hereto

By:	/s/ John A. Miller
John A. Miller, not individually, but solely as trustee of each of those separate and distinct trusts listed on Schedule A-4

[SIGNATURE PAGE TO TERMINATION AGREEMENT

OF AMENDED AND RESTATED AGREEMENT RELATING TO STOCK]

The Trusts identified on Schedule A-5, attached hereto

By:	/s/ John Kevin Poorman
John Kevin Poorman, not individually, but solely as trustee of each of those separate and distinct trusts listed on Schedule A-5

[SIGNATURE PAGE TO TERMINATION AGREEMENT

OF AMENDED AND RESTATED AGREEMENT RELATING TO STOCK]

The Trusts identified on Schedule A-6, attached hereto

By:	Horton Trust Company, LLC, solely as trustee of each of those separate and distinct trusts listed on Schedule A-6

/s/ John Kevin Poorman
Authorized Signatory, President

[SIGNATURE PAGE TO TERMINATION AGREEMENT

OF AMENDED AND RESTATED AGREEMENT RELATING TO STOCK]

The Trusts identified on Schedule A-7, attached hereto

By:	/s/ Gigi Pritzker Pucker
Gigi Pritzker Pucker, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedule A-7

By:	/s/ Edward W. Rabin
Edward W. Rabin, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedule A-7

[SIGNATURE PAGE TO TERMINATION AGREEMENT

OF AMENDED AND RESTATED AGREEMENT RELATING TO STOCK]

ADULT BENEFICIARIES:

/s/ Thomas J. Pritzker
Thomas J. Pritzker, individually

/s/ Penny Pritzker
Penny Pritzker, individually

/s/ Gigi Pritzker Pucker
Gigi Pritzker Pucker, individually

/s/ Jason Pritzker
Jason Pritzker, individually

/s/ Benjamin Pritzker
Benjamin Pritzker, individually

/s/ David Pritzker
David Pritzker, individually

/s/ Donald Pritzker Traubert
Donald Pritzker Traubert, individually

/s/ Abigail Pritzker Pucker
Abigail Pritzker Pucker, individually

/s/ Rose Pritzker Traubert
Rose Pritzker Traubert, individually

[SIGNATURE PAGE TO TERMINATION AGREEMENT

OF AMENDED AND RESTATED AGREEMENT RELATING TO STOCK]

LIMITED LIABILITY COMPANIES:

T11M2 HHC, L.L.C.

By:	/s/ Ronald D. Wray
Ronald D. Wray
Vice President, Treasurer and Secretary

G14M2 HHC, L.L.C.

By:	/s/ Ronald D. Wray
Ronald D. Wray
Vice President, Treasurer and Secretary

THHC, LLC

By:	/s/ Ronald D. Wray
Ronald D. Wray
Vice President, Treasurer and Secretary

GHHC, LLC

By:	/s/ Ronald D. Wray
Ronald D. Wray
Vice President, Treasurer and Secretary

SCHEDULE A-1

A.N.P. Trust #12

A.N.P. Trust #13A—Tom

A.N.P. Trust #14

A.N.P. Trust #18-Thomas

A.N.P. Trust #7A—Tom

A.N.P. Trust #8

Don G.C. Trust #1

F.L.P. Trust #11

LaSalle G.C. Trust #2

R.A. G.C. Trust #1

Tom Trust

LaSalle Trust No. 13

LaSalle Trust No. 42

LaSalle Trust No. 44

AMITY TRUST-OREGON # 33

APPLEGATE TRUST-OREGON # 34

ATHENA TRUST-OREGON # 35

AUMSVILLE TRUST-OREGON # 36

BELLEVIEW TRUST-OREGON # 37

BLY TRUST-OREGON # 38

CANYONVILLE TRUST-OREGON # 39

CHARLESTON TRUST-OREGON # 40

CRESCENT TRUST-OREGON #153

SUMMIT TRUST-OREGON #154

MILLER TRUST-OREGON #155

DAVIS TRUST-OREGON #156

ASTORIA TRUST-OREGON #185

PRINEVILLE TRUST-OREGON #186

ROSEBURG TRUST-OREGON #187

LAKEVIEW TRUST-OREGON #188

VALE TRUST-OREGON #189

HEPPNER TRUST-OREGON #190

MORO TRUST-OREGON #191

TILLAMOOK TRUST-OREGON #192

NEWMAN TRUST-WASHINGTON # 57

ROCK TRUST-WASHINGTON # 58

ROOSEVELT TRUST-WASHINGTON # 59

SHANNON TRUST-WASHINGTON # 60

STEVENS TRUST-WASHINGTON # 61

SPECTACLE TRUST-WASHINGTON # 62

GALISPELL TRUST-WASHINGTON # 63

WEST TRUST-WASHINGTON # 64

OZETTE TRUST-WASHINGTON #137

SKOKOMICH TRUST-WASHINGTON #138

CHEROKEE TRUST-WASHINGTON #139

SPOKANE TRUST-WASHINGTON #140

LUMMI TRUST-WASHINGTON #141

SHOALWATER TRUST-WASHINGTON #142

HOH TRUST-WASHINGTON #143

QUILLAYUTE TRUST-WASHINGTON #144

NOOKSACK TRUST-WASHINGTON #145

SUIATTLE TRUST-WASHINGTON #146

WHITE TRUST-WASHINGTON #147

ICICLE TRUST-WASHINGTON #148

KLICKITAT TRUST-WASHINGTON #149

WILLAPA TRUST-WASHINGTON #150

SNOW TRUST-WASHINGTON #151

DICKEY TRUST-WASHINGTON #152

Amarillo Residuary Trust #1

ECI QSST Trust #4

ECI QSST Trust #5

ECI QSST Trust #6

P.P.C. TRUST #2- TOM

A.N.P. Trust #31

A.N.P. Trust #34—Penny

A.N.P. Trust #36—Penny

A.N.P. Trust #37

A.N.P. Trust #40—Penny

A.N.P. Trust #42—Penny

Don G.C. Trust #8

LaSalle G.C. Trust #9

LaSalle Trust No. 47

LaSalle Trust No. 51

Penny Trust

F. L. P. Trust #19

LaSalle Trust #47

LaSalle Trust #51

Penny Trust

CLATSOP TRUST-OREGON #145

COOS TRUST-OREGON #146

JOSEPHINE TRUST-OREGON #147

LANE TRUST-OREGON #148

MALHEUR TRUST-OREGON #149

SHERMAN TRUST-OREGON #150

UNION TRUST-OREGON #151

WASCO TRUST-OREGON #152

IDANHA TRUST-OREGON #193

IDAVILLE TRUST-OREGON #194

IMBLER TRUST-OREGON #195

INDEPENDENCE TRUST-OREGON #196

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INTERLACHEN TRUST-OREGON #197

IONE TRUST-OREGON #198

IRRIGON TRUST-OREGON #199

IRVING TRUST-OREGON #200

SIMCOE TRUST-WASHINGTON # 17

CLIFTY TRUST-WASHINGTON # 18

CASHMERE TRUST-WASHINGTON # 19

CLARK TRUST-WASHINGTON # 20

BONANZA TRUST-WASHINGTON # 21

GOODE TRUST-WASHINGTON # 22

LOGAN TRUST-WASHINGTON # 23

JACK TRUST-WASHINGTON # 24

MARYSVILLE TRUST-WASHINGTON #161

LYNWOOD TRUST-WASHINGTON #162

EDMONDS TRUST-WASHINGTON #163

WINE TRUST-WASHINGTON #164

SEATTLE TRUST-WASHINGTON #165

BURIEN TRUST-WASHINGTON #166

TOWNSEND TRUST-WASHINGTON #167

FLAGLER TRUST-WASHINGTON #168

Amarillo Residuary Trust #8

P.P.C. TRUST #6- PENNY

P.P.C. TRUST #7- PENNY

R.A. G.C. Trust #8

A.N.P. Trust #11

A.N.P. Trust #13C—Gigi

A.N.P. Trust #17

A.N.P. Trust #5-Jean

A.N.P. Trust #6

A.N.P. Trust #7C—Gigi

F.L.P. Trust #14

Gigi Trust

LaSalle G.C. Trust #5

LaSalle Trust No. 49

LaSalle Trust No. 54

LaSalle Trust No. 58

R.A. G.C. Trust #4

ALBANY TRUST-OREGON # 73

ALTAMONT TRUST-OREGON # 74

BEND TRUST-OREGON # 75

GRESHAM TRUST-OREGON # 76

HILLSBORO TRUST-OREGON # 77

KEIZER TRUST-OREGON # 78

MILWAUKIE TRUST-OREGON # 79

PENDLETON TRUST-OREGON # 80

ADAMS TRUST-OREGON #169

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ADRIAN TRUST-OREGON #170

ALVADORE TRUST-OREGON #171

AZALEA TRUST-OREGON #172

BALLSTON TRUST-OREGON #173

BARLOW TRUST-OREGON #174

BEAVER TRUST-OREGON #175

BECK TRUST-OREGON #176

OLYMPIC TRUST-WASHINGTON # 33

BREMERTON TRUST-WASHINGTON # 34

VANCOUVER TRUST-WASHINGTON # 35

DARRINGTON TRUST-WASHINGTON # 36

KEECHELUS TRUST-WASHINGTON # 37

FEDERATION TRUST-WASHINGTON # 38

HANFORD TRUST-WASHINGTON # 39

PAULS TRUST-WASHINGTON # 40

QUIET TRUST-WASHINGTON # 81

LEMEI TRUST-WASHINGTON # 82

SODA TRUST-WASHINGTON # 83

BOISTFORD TRUST-WASHINGTON # 84

SNAG TRUST-WASHINGTON # 85

WINDY TRUST-WASHINGTON # 86

MICA TRUST-WASHINGTON # 87

GYPSY TRUST-WASHINGTON # 88

Amarillo Residuary Trust #4

P.P.C. TRUST #2- GIGI

P.P.C. TRUST #6- GIGI

Don G.C. Trust #4

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SCHEDULE A-2

Settlement T-551-1FD

1740 Trust #27FD

Settlement T-2113AFD

T-551-10FD2

1740 #34FD2

1740 #37FD

Settlement T-551-4FD

Settlement 1740 Trust #30FD

Settlement T-2113D-FDM

Settlement T-2113D-FDJ

Settlement T-2113D-FDA

Settlement 1740 Trust #27

Settlement 1740 Trust #30

Settlement 1740 Trust #34

1740 Trust #40-AJ

1740 Trust #40-AB

1740 Trust #40-AD

1740 Trust #40-FDA

1740 Trust #40-FDM

1740 Trust #40-FDJ

1740 Trust #40-37D

1740 Trust #40-37R

Trust 2043-AJ

Trust 2043-AB

Trust 2043-AD

Trust 2043-FDA

Trust 2043-FDM

Trust 2043-FDJ

Settlement T-551-1

Settlement T-551-4

Settlement T-551-10

SCHEDULE A-3

P.G. Tom Trust M

A.N.P. Trust #8M8

A.N.P. Trust #12M5

SCHEDULE A-4

LaSalle Trust #13M3

Belleview Trust (OR 37) M2

Bly Trust (OR 38) M2

Canyonville Trust (OR 39) M2

Vale Trust (OR 189) M2

Heppner Trust (OR 190) M2

Moro Trust (OR 191) M1

Tillamook Trust (OR 192) M1

Newman Trust (WA 57) M1

Rock Trust (WA 58) M1

Roosevelt Trust (WA 59) M1

Shannon Trust (WA 60) M1

Stevens Trust (WA 61) M1

Spectacle Trust (WA 62) M1

Galispell Trust (WA 63) M1

West Trust (WA 64) M1

Lummi Trust (WA 141) M3

Shoalwater Trust (WA 142) M3

Hoh Trust (WA 143) M1

Quillayute Trust (WA 144) M3

Klickitat Trust (WA 149) M2

Willapa Trust (WA 150) M3

Snow Trust (WA 151) M2

ECI QSST Trust #4M3

Don G.C. Trust #1M4

R.A. G.C. Trust #1M3

LaSalle G.C. Trust #2M1

A.N.P. Trust #18-Thomas M6

LaSalle Trust #42M4

ECI QSST Trust #5M2

LaSalle Trust #44M3

ECI QSST Trust #6M2

SCHEDULE A-5

LaSalle Trust #47M1

LaSalle Trust #51M1

SCHEDULE A-6

Penny Trust M2

A.N.P. Trust #31M6

A.N.P. Trust #37M6

A.N.P. Trust #34-Penny M6

A.N.P. Trust #36-Penny M6

A.N.P. Trust #40-Penny M6

A.N.P. Trust #42-Penny M5

Don G.C. Trust #8M2

LaSalle G.C. Trust #9M1

R.A. G.C. Trust #8M3

Rose Pritzker Traubert GST Trust

Donald Pritzker Traubert GST Trust

SCHEDULE A-7

P.G. Gigi Trust M3

A.N.P. Trust #6M6

A.N.P. Trust #11M8

A.N.P. Trust #17M8

LaSalle Trust No. 49M1

LaSalle Trust No. 54M1

LaSalle Trust No. 58M1

Don G.C. Trust #4M4

R.A. G.C. Trust #4M4

LaSalle G.C. Trust #5M1

A.N.P. Trust #5-Gigi M5

SCHEDULE B

Adult Beneficiaries

Thomas J. Pritzker

Penny Pritzker

Gigi Pritzker Pucker

Jason Pritzker

Benjamin Pritkzer

David Pritzker

Donald Pritzker Traubert

Abigail Pritzker Pucker

Rose Pritzker Traubert

SCHEDULE C

T11M2 HHC, L.L.C.

G14M2 HHC, L.L.C.

GHHC, LLC

THHC, LLC